Exhibit 10.1

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”), dated as of July 1, 2026 (the “Effective Date”), is entered into by and between ChronoScale Corporation, a Nevada corporation (“CHRN”) and ChronoScale Holdings Corporation, a Nevada corporation (“Holdings”). The parties to this Agreement are together referred to as “Parties” and individually as a “Party.”

W I T N E S S E T H   T H A T:

WHEREAS, as of the Effective Date, CHRN is the sole owner of (i) 1,200 shares of common stock of Applied Digital Cloud Corporation, a Nevada corporation (“Cloud”), par value $0.001 per share, which constitutes all of the issued and outstanding equity interests of Cloud (the “Contributed Shares”) and (ii) 1,000 shares of common stock of Holdings, par value $0.001 per share, which constitutes all of the issued and outstanding equity interests of Holdings;

WHEREAS, CHRN desires to contribute, assign and transfer to Holdings all of its right, title and interest in the Contributed Shares and Holdings desires to accept such contribution, assignment and transfer of the Contributed Shares, such that Cloud will become a direct wholly-owned subsidiary of Holdings (the “Equity Contribution”); and

WHEREAS, on the Effective Date, CHRN and Holdings are consummating a restructuring merger in accordance with NRS 92A.134, pursuant to which Holdings will become the direct holding company of CHRN (the “Restructuring Merger”) and the Parties desire that the Equity Contribution be effective immediately prior to the Restructuring Merger, such that after the completion of the Restructuring Merger, each of Cloud and CHRN will be direct wholly-owned subsidiaries of Holdings; and

WHEREAS, immediately after the consummation of the Restructuring Merger on the Effective Date, CHRN will convert from a Nevada corporation to a Nevada LLC pursuant to Nevada law (the “Restructuring Conversion”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Equity Contribution. Immediately prior to the effectiveness of the Restructuring Merger, and without further notice, action or deed on the part of any person or entity, CHRN hereby contributes, assigns and transfers to Holdings all of its right, title and interest in the Contributed Shares and Holdings hereby accepts the contribution, assignment and transfer of the Contributed Shares, such that Cloud becomes a wholly-owned direct subsidiary of Holdings.

2. Tax Treatment. The Parties intend that the Equity Contribution, together with the Restructuring Merger and Restructuring Conversion, be treated, for U.S. federal income tax purposes, as a reorganization described in Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended and the Parties hereto agree to report such transactions in a manner consistent with such treatment on all relevant tax returns. The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3 and Section 354(a)(1) of the Code.

3. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Nevada.

4. Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (both written and oral) among the Parties with respect thereto.

5. Further Assurances. Each Party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, assignments, instruments, and documents as the other reasonably may request from time to time for the purpose of carrying out the intent of this Agreement.

6. Binding Effect; Assignability. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by either Party without the consent of the other Party, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon each Party and its successors and assigns.

7. Amendments. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving.

8. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning and interpretation of this Agreement.

9. Third Party Beneficiaries. Nothing herein is intended or shall be construed to confer upon or give to any person or entity other than the Parties, any rights, remedies or other benefits under or by reason of this Agreement.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Contribution Agreement as of the date first written above.

CHRN:

CHRONOSCALE CORPORATION

By:	/s/ Jerome Wong
Name:	Jerome Wong
Title:	Chief Financial Officer

HOLDINGS:

CHRONOSCALE HOLDINGS CORPORATION

By:	/s/ Jerome Wong
Name:	Jerome Wong
Title:	Chief Financial Officer

[Signature Page to Contribution Agreement]